EXHIBIT 23.1


To the Board of Directors of
   Laboratory Corporation of America Holdings


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated February 9, 2001 relating to the consolidated financial statements and financial statement schedule which appears in Laboratory Corporation of America Holdings' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
January 11, 2002